UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 1, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	22-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2012, Spectrum Brands Escrow Corp. (the “Escrow Issuer”), a wholly owned subsidiary of Spectrum Brands Holdings, Inc. (“SB Holdings”), entered into a Purchase Agreement (the “Purchase Agreement”) with the initial purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and the Escrow Issuer has agreed to sell, $520 million aggregate principal amount of the Escrow Issuer’s 6.375% Senior Notes due 2020 (the “2020 Notes”) and $570 million aggregate principal amount of the Escrow Issuer’s 6.625% Senior Notes due 2022 (the “2022 Notes” and together with the 2020 Notes, the “Notes”). Spectrum Brands, Inc. (“SBI”), an indirect wholly-owned subsidiary of SB Holdings intends to assume Escrow Issuer's obligations under the Notes and to use the proceeds of the Notes to fund a portion of the purchase price and related fees and expenses for the previously announced acquisition of the hardware and home improvement business from Stanley Black & Decker, Inc. (the “Acquisition”). Upon the closing of the Acquisition, the Notes will be assumed by SBI and be fully and unconditionally guaranteed by certain of SBI’s subsidiaries.

The 2020 Notes were priced at 100.00% of par with a coupon of 6.375%, plus accrued interest, if any, from November 16, 2012. The 2022 Notes were priced at 100.00% of par with a coupon of 6.625%, plus accrued interest, if any, from November 16, 2012.  The Purchase Agreement contains representations and warranties, covenants and closing conditions that are customary for transactions of this type. In addition, the Escrow Issuer has agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.  A copy of the press release issued by SB Holdings with respect to the Escrow Issuer’s agreement to sell the Notes is furnished hereto as Exhibit 99.1.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 9.01.         Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated November 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  November 2, 2012